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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                        Date of Report: December 16, 2004

                                 PacificNet Inc.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

      000-24985                                          92-2118007
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(Commission File Number)                       (IRS Employer Identification No.)


Room 601, New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon,
Hong Kong
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: : 011-852-2876-2900


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Item 3.02.  Unregistered Sales of Equity Securities
                                                   -

         On December 16, 2004, the Registrant consummated the sale of 1,000,002 shares of common stock to institutional investors for gross proceeds of $7.5 million. The entry by the Registrant into the agreement for the sale of the shares was previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2004. In connection with the private offering, the Registrant issued warrants to purchase up to 350,000 shares of common stock at $12.21 per share. The warrants are exercisable for a period of five years.

         The Registrant has agreed to file a registration statement under the Securities Act of 1933, as amended, covering the resale of the shares and the shares underlying the warrants, no later than December 31, 2004.

         The shares and warrants were sold in a transaction not involving a public offering and were issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PACIFICNET INC.

                                             By: /s/ Victor Tong
                                                 -------------------------------
                                                 Name: Victor Tong
                                                 Title: President
Dated: December 17, 2004